                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statements (No. 33-35276, No. 33-39156, No. 33-64798, No. 33-65423,
No. 333-17061, No. 333-20589, and No. 333-32135) of Nationwide Health
Properties, Inc. of our report dated October 6, 1997, with respect to the Pro Forma Statements of Income of the Acquired Properties described in Items 2 and
5 of the Current Report on Form 8-K included in the Current Report on Form 8-K dated October 7, 1997, filed with the Securities and Exchange Commission.


ARTHUR ANDERSEN LLP

Orange County, California
October 6, 1997